REGISTRATION NO. [ 1 ]
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

GEENIUS, INC.
(Exact name of Registration as specified in its Charter)

Nevada
(State of Incorporation or Organization or Other Jurisdiction)
8770
(Primary Standard Industrial Classification Code Number)
32-0224906
(IRS Employer Identification No.)

Geenius, Inc.
4464 LONG LAKE RD, MELBOURNE,
FLORIDA, 32934
321-308-5330
USA

Telephone 321-308-5330
(Address, including zip code, and telephone number, including area code, of registrant's principal executive Offices)

Copies to:
McMullen Associates LLC, Attorneys at Law
10701 McMullen Creek Pkwy
Charlotte, NC  28226 USA
Tel. No. 704.541.2649
Toll Free: 800.251.1525
Fax No. 704.541.4751

Approximate date of proposed sale to the public: From time to time after the effectiveness of the registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definition of “large accelerated filer,” “accelerated filer,” and “small reporting company”:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $.001	5,000,000	$0.005	$25,000.00	$1.78

Total	5,000,000	$0.005	$25,000.00	$1.78

1)
In the event of a stock split, stock dividend or similar transaction involving our shares of common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by us arbitrarily based on the price shares were sold to the selling security holders in private placement transactions plus an increase due to the fact that the shares are being registered and will be liquid. The selling shareholders may sell shares of our common stock at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. We will not receive proceeds from the sale of shares from the selling shareholders .

3)	Represents shares of common stock issuable upon the exercise of outstanding warrants.

4)	Pursuant to Rule 457(g), calculated based upon the exercise price of the warrants held by the selling security holder.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED     June 30 , 2010

GEENIUS, INC.

5,000,000 shares of common stock and

The prospectus relates to the resale by certain selling security holders of Geenius, Inc. of up to 5,000,000 shares of our common stock in connection with the resale of up to 5,000,000 shares of common stock issued and outstanding; and Upon the effectiveness of this prospectus, the selling security holders will sell at a price per share of $0.005 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an "underwriter", as such term is defined in the Securities Act of 1933. The selling stockholders may sell the shares from time to time at the prevailing market price or in negotiated transactions.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of June 14, 2010, we had 37,530,000 shares of common stock issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market. After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders will be offering our shares of common stock at a fixed price of $0.001 per common share.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is June 30 , 2010

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the Financial Statements and the Notes to the Financial Statements .

Our Company

GEENIUS, INC.. was  incorporated  in the State of Nevada on February 17, 2009.  GEENIUS, INC.. is a consulting  company  providing  services to early-stage educational and digital companies.

Our  consulting  approach is comprised of providing  our clients with  formation Advice and comprehensive  valuation in  building Web platforms that networks knowledge, people and opportunity by publishing high valued digital content into knowledge network.

GEENIUS is a development stage company. GEENIUS has a limited history of operations.  We presently do not have the funding to execute our business plan.

GENERAL INTRODUCTION

GEENIUS, is a consulting company specializing in providing our clients with  formation advice and comprehensive  valuation in  building Web platforms by publishing high valued digital content into a knowledge network.   Since its inception, on February 17, 2009, GEENIUS has incurred significant losses to November 30, 2009.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate  revenue that is sufficient to cover our expenses,  and we do not have sufficient cash and cash  equivalents to execute our plan of operations for at least the next twelve months. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital  necessary  to fund our  business  through the sale of equity securities. (See "Plan of Operation")

Our independent auditors have added an explanatory  paragraph to their report of our  audited  financial  statements  for the period  year  ended November 30, 2009, stating that our net loss of $143,750 loss as of November 30, 2009,  lack of revenues and  dependence on our ability to raise additional capital to continue our business,  raise substantial doubt  about our  ability  to  continue  as a going  concern.  Our  consolidated financial  statements  and  their  explanatory  notes  included  as part of this prospectus do not include any adjustments  that might result from the outcome of this uncertainty.  If we fail to obtain additional financing,  either through an offering of our securities or by obtaining  loans, we may be forced to cease our planned business operations altogether.

The  Company's  principal  executive  offices are located at 4464 LONG LAKE RD, MELBOURNE, FLORIDA, 32934  Phone: 321-308-5330

Corporate Information

The Company was incorporated on February 17, 2009.  The company has had limited operations from incorporation (February 17, 2009) to November 30, 2009. Over the next twelve months,  GEENIUS Inc. plans to build out and establish clients wishing to publishing high valued digital content into a global knowledge network.  The company aims to form long term working relationships with a number of early stage digital content companies.

Mr. Andres Rudmik is the , Chief Executive Officer, Chief Financial Officer, President,  Secretary,  Treasurer and Director (Principal  Executive Officer and Principal Accounting Officer). Currently the company does not have any employees; however as it grows, it plans to employ additional employees as needed.

PRINCIPAL OPERATIONS, PRODUCTS AND SERVICES OF THE COMPANY

GEENIUS Inc.,  also  referred  to as  GEENIUS  and  the  Company,  was incorporated  in the  State of  Nevada  on February 17, 2009.  GEENIUS, is a consulting company specializing in providing our clients with formation advice and comprehensive  valuation in  building Web platforms by publishing high valued digital content into a knowledge network. GEENIUS will  provide these consulting services primarily to early-stage digital content companies.

GEENIUS is a development stage company with a limited history of operations.

DESCRIPTION OF CONSULTING SERVICES

GEENIUS Group  Inc.   specializes  in  providing  consulting  services  to early-stage digital content companies.  Our consulting approach is comprised of providing  clients in the educational field with good quality  formation advice, thorough  evaluation and due diligence and close  involvement  with management to build their company structure. The Company aims to provide managerial assistance as well. GEENIUS, INC. provides  consulting services primarily to educational and digital content companies ("EC/DC"). GEENIUS is an Internet business that creates online communities centered around experts who develop and sell online courses and other digital content.

Education material dramatically change the way you learn by providing a new more effective way to create and distribute knowledge, as well as providing a pumping mechanism that enables individuals the ability to transfer knowledge. Education material allows a person to study the content and then the person can easily achieve a high level of knowledge retention. This success motivates the person to learn more in the studied field.

Educational systems are companies that provide educational material in different formats from video, books and tapes in order to better promote learning. We  consider a company to be an educational company if the  company employs  or  intends  to  employ individuals that need to learn defined information and apply the information in a certain method.

We expect to provide  consulting  services to  companies  in the  educational field and digital field,  having limited  marketability  and a greater risk of failure than other companies.  As such,  we may not always be  successful  in achieving a long-term consulting  contract  or  be  immediately  compensated  for  services  rendered. Although we currently restrict our consulting services to educational and digital companies,  as a whole we are not restricted to a particular industry.

Achievement of our business objective is basically  dependent upon the judgment, skill and knowledge of our management. Mr. Rudmik, currently our sole executive officer and director,  has over five years  experience  in providing  consulting services to companies in the  educational  sector.  There can be no assurance that a suitable  replacement  could be found for any of our officers  upon their retirement, resignation, inability to act on our behalf, or death.

In connection with our consulting services,  the company also may participate in providing a variety of services to our clients, including the following:

*    recruiting management;
*    formulating operating strategies;
*    formulating intellectual property strategies;
*    assisting in financial planning;
*    providing management in the initial start-up stages; and
*    establishing corporate goals.

We may assist in raising  additional  capital for these companies from potential investors. We may introduce these companies to potential joint venture partners, suppliers.  In  addition,   we  may  assist  in   establishing
relationships  with  investment  bankers  and other  professionals.  We may also assist with mergers and acquisitions. We will derive income from these companies for the performance of any of the above services.

As part of our consultation, we can also assist each company in establishing its own independent capitalization, management and Board of Directors.

The Offering

Shares of common stock being registered	5,000,000

Total shares of common stock outstanding as of the date of this prospectus	32,560,000

Number of shares of common stock issuable upon the exercise of warrants.	0

Total number of shares of common stock issued and outstanding if the warrants are exercised	32,560,000

The Use Of Proceeds

The Company will not  receive  any  proceeds  from the sale of the shares by the  selling security holder. All proceeds from the sale of the shares offered hereby will be for the  account of the  selling  security  holder,  as  described   below in the sections entitled "Selling Security Holder" and "Plan of Distribution."

We are registering  5,000,000  shares for gross proceeds of $25,000 from the sale of the selling  security  holders' common stock under the investment agreement. All of the proceeds from the sale of the shares of common stock  offered  herein will be received by the selling security holder.

With the exception of any brokerage fees and commission which are the obligation of the selling  security  holder,  we are  responsible  for the fees,  costs and expenses of this offering which are estimated to be $12,501.78, inclusive of our legal and accounting  fees,  printing  costs and filing and other  miscellaneous fees and expenses.

Risk Factors

The Company's financial condition, business, operation and prospects involve a high degree of risk. You are urged to carefully read and consider the risks and uncertainties described below as well as the other information in this report before deciding to invest in our Company. If any of the following risks are realized, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means that our stockholders could lose all or a part of their investment. For a more detailed discussion of some of the risks associated with our Company, you are urged to carefully review and consider the section entitled "Risk Factors" of the prospectus.

Summary Historical Financial Information

The following tables set forth our summary historical financial information. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this Prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our Common Stock could decline and investors could lose all or part of their investment.

Risks Related to the Company’s Business and Industry

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED.  THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THE SECURITIES WE ARE OFFERING THROUGH THIS PROSPECTUS ARE SPECULATIVE BY NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.  THE FOLLOWING RISK FACTORS, AMONG OTHERS, COULD CAUSE OUR ACTUAL FUTURE OPERATING RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS, ORAL OR WRITTEN, MADE BY OR ON BEHALF OF US. IN ASSESSING THESE RISKS, WE SUGGEST THAT YOU ALSO REFER TO OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

(A) RISKS RELATED TO OUR BUSINESS AND THIS OFFERING

THE COMPANY HAS A LIMITED  OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS.  WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS  AND TO  EARN  INCREASED  REVENUES.  AN  INVESTMENT  IN OUR  SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

We have a limited history of operations and we may not be successful in our efforts to grow our business and to earn revenues.  Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies providing services to a rapidly evolving market such as educational and digital materials.  As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall.  This inability could cause net losses in a given period to be greater than expected. An investment in our securities represents significant risk and you may lose all or part your entire investment.

WE HAVE A HISTORY OF LOSSES.  FUTURE  LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY.  AN INVESTMENT IN OUR SECURITIES REPRESENTS  SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

We have yet to  establish  profitable  operations  or a  history  of  profitable operations.  We anticipate that we will continue to incur substantial  operating losses for an indefinite  period of time due to the significant costs associated with the development of our business.

Since incorporation,  we have expended financial resources on the development of our  business.  As a result,  losses  have been  incurred  since  incorporation. Management expects to experience operating losses and negative cash flow for the foreseeable future.  Management anticipates that losses will continue to increase from current levels because the Company  expects to incur  additional  costs and expenses related to: marketing and promotional activities; the possible addition of new personnel;  and the development of relationships  with strategic business partners and network advisors.

The Company's  ability to become  profitable  depends on its ability to generate and sustain sales while  maintaining  reasonable  expense levels.  If the Company does  achieve  profitability,  it  cannot  be  certain  that it would be able to sustain or increase  profitability on a quarterly or annual basis in the future.  An investment in our securities represents significant risk and you may lose all or part of your entire investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our  auditors  have  issued a going  concern  opinion.  This means that there is substantial doubt that we can continue as an ongoing  business.  We will need to obtain  additional  financing in order to complete our business  plan because we currently do not have any income.  We do not have any arrangements for financing and we may not be able to find such financing if required.  Obtaining additional financing  would  be  subject  to  a  number  of  factors,   including  investor acceptance.  These factors may adversely  affect the timing,  amount,  terms, or conditions of any financing that we may obtain or make any additional  financing unavailable  to us. If we do not obtain  additional  financing our business will fail.

OUR OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT.  IF THE COMPANY FAILS TO MEET THE  EXPECTATIONS  OF PUBLIC MARKET  ANALYSTS AND  INVESTORS,  THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management  expects both  quarterly  and annual  operating  results to fluctuate significantly in the future.  Because our operating results will be volatile and difficult  to predict,  in some future  quarter our  operating  results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly.

A number of factors will cause gross  margins to  fluctuate  in future  periods. Factors that may harm our business or cause our  operating  results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced services or products;  price competition;  the failure to develop marketing  relationships  with key business partners;  increases in our marketing and advertising  costs;  increased  labor costs  that can  affect  demand  for  educational materials;  the  amount and timing of operating costs and capital expenditures relating to expansion of operations;  a change to or changes to government regulations; a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

WE HAVE  RECEIVED AN OPINION OF GOING  CONCERN FROM OUR  AUDITORS.  IF WE DO NOT RECEIVE  ADDITIONAL  FUNDING,  WE WOULD HAVE TO CURTAIL OR CEASE OPERATIONS.  AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

Our independent auditors noted in their report accompanying our financial statements for the period ended November 30, 2009 that we have not made a profit. As of November 30, 2009, we had a loss of $143,750 loss as of November 30, 2009.  They further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At November 30, 2009, our cash was $NIL. We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We will need additional  capital to fully implement our business,  operating and development  plans.  However,  additional  funding from an  alternate  source or sources may not be available to us on favorable terms, if at all.  To the extent that money is raised through the sale of our  securities,  the issuance of those securities could result in dilution to our existing security holder.  If we raise money  through debt  financing  or bank loans,  we may be required to secure the financing  with  some or all of our  business  assets,  which  could  be sold or retained by the  creditor  should we default in our payment  obligations.  If we fail to raise sufficient funds, we would have to curtail or cease operations.

THE COMPANY IS GOVERNED BY MR. ANDY RUDMIK, OUR CHIEF EXECUTIVE OFFICER, AND TOM RUDMIK OUR VICE PRESIDENT,  AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY FROM A CORPORATE GOVERNANCE PERSPECTIVE.

Mr. Andres Rudmik,  our Chief Executive Officer,  and Mr. Tom Rudmik our Vice President makes  decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting  function.  There will be no segregation of executive  duties and there may not be effective  disclosure  and  accounting  controls to comply with applicable  laws and  regulations,  which could result in fines,  penalties  and assessments against us.  Accordingly,  the inherent controls that arise from the segregation of executive duties may not prevail.  In addition,  Mr. Andres Rudmik,  our Chief Executive Officer,  and Mr. Tom Rudmik our Vice President will exercise full control over all matters that typically  require the approval of a Board of  Directors.  Mr. Andres Rudmik,  our Chief Executive Officer,  and Mr. Tom Rudmik our Vice President  actions  are not subject to the review and approval of a Board of Directors and, as such,  there may be significant risk to the Company.

Mr. Andres Rudmik,  our Chief Executive Officer,  and Mr. Tom Rudmik our Vice President exercises control over all matters requiring shareholder approval  including  the election of directors  and the approval of  significant corporate  transactions.  We have not voluntarily  implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections  against the transactions  implemented by Mr. Andy Rudmik and Tom Rudmik,  conflicts of interest and similar matters.

THE COMPANY IS HEAVILY RELIANT ON MR. ANDY RUDMIK, OUR CHIEF EXECUTIVE OFFICER, AND TOM RUDMIK OUR VICE PRESIDENT, AND, AS SUCH, THE LOSS OF HIS SERVICES COULD HAVE  SIGNIFICANT  MATERIAL ADVERSE EFFECT ON THE COMPANY.

The Company is heavily dependent on the efforts of Mr. Andres Rudmik, our Chief Executive Officer, and Mr. Tom Rudmik our Vice President.  The loss of their services could have a material adverse effect on the Company.  The Company currently does not maintain key man life insurance on these individuals.  Mr. Rudmik has experience and past expertise in providing consulting services to companies in the educational sector.  There can be no assurance that a suitable replacement could be found for them upon retirement, resignation, inability to act on our behalf, or death.

BECAUSE OUR CHIEF EXECUTIVE OFFICER AND VICE PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A  SUFFICIENT  AMOUNT OF TIME TO THE  COMPANY'S  BUSINESS  OPERATIONS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

It is possible that the demands on Mr. Andres Rudmik,  our Chief Executive Officer,  and Mr. Tom Rudmik our Vice President, from other obligations  could increase  with the result  that he would no longer be able to devote  sufficient time to the management of the company's business.  Mr. Andres Rudmik,  our Chief Executive Officer,  and Mr. Tom Rudmik our Vice President will devote fewer than 12-15  hours per month or 3-4 per week to the  affairs of the  Company.  In addition,  he may not possess  sufficient time for the Company's business if the demands of managing the Company's business increase substantially beyond current levels.

(B) RISKS RELATED TO THE INDUSTRY

THE CONSULTING INDUSTRY IS COMPETITIVE AND IS CHARACTERIZED BY LOW GROSS PROFIT MARGINS AND FIXED COSTS, A MINOR SHORTFALL FROM EXPECTED REVENUE COULD AFFECT THE DEMAND FOR OUR CONSULTING SERVICES, HAVE A SIGNIFICANT IMPACT ON OUR ABILITY TO GENERATE REVENUE, AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

The Consulting industry is highly competitive and is characterized by a large number of competitors ranging from small to large companies with substantial resources.  Many of our potential competitors have substantially larger customers bases, greater name recognition, greater reputation, and significantly greater financial and marketing resources than we do.  In the future, aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in these markets.

Price competition exists in the consulting business.  Service fee decreases within the industry could adversely affect our operations and profitability.  There are many business consulting companies, deeply discounted service fees by a competitor could result in lower revenues for the entire industry, negatively affecting demand for consulting services.  Changes in the number specialized consulting services in the educational and digital sector or in fee pricing could, in the aggregate, have a significant effect on our operating and financial results.  A shortfall from expected revenue levels would have a significant impact on our potential to generate revenue and possibly cause our business to fail.

THE COMPANY'S RELIANCE ON EARLY-STAGE EDUCATIONAL AND DIGITAL COMPANIES WITH LIMITED MARKETABILITY AND A GREATER RISK OF FAILURE MAY HAVE SIGNIFICANT IMPACT ON ITS ABILITY TO GENERATE REVENUE AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

The Company expects to provide consulting services to early stage educational companies with limited marketability and a greater risk of failure than other companies because they are early stage clients.  As such, the Company may not always be successful in achieving a long-term consulting contract or be immediately compensated for services rendered.  Since we expect our consulting clients to be largely in development stage or start-up businesses, then substantially all of our clients are thinly capitalized, unproven, small companies focused on risky technologies.  These businesses also tend to lack management depth, to have limited or no history of operations and to have not attained profitability.  Some of our clients will be complete losses or unprofitable.

Furthermore, early stage companies are more vulnerable than better capitalized companies to adverse business or economic developments. Start-up businesses generally have limited product lines, markets and/or financial resources. Start-up companies are not well-known to the investing public and are subject to potential bankruptcy, general movements in markets and perceptions of potential growth.

In addition, the company is focused on the educational and digital sector. Educational material is applicable to a wide range of fields and businesses.  The company's success is dependent on its ability to obtain and maintain clients.  No assurances can be given that the Company will be able to attract new clients.  The loss of one or more of the Company's new clients or a significant reduction in business from such clients could have a material adverse effect on the Company.  The Company does not have long-term contracts.

OUR INDUSTRY MAY BE CYCLICAL AND FLUCTUATIONS COULD HAVE SIGNIFICANT IMPACT ON OUR BUSINESS VOLUME DURING CERTAIN MONTHS, AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

The consulting industry may experience cyclical fluctuations in business volume that could adversely affect our operating results and could lead to lower revenues during certain months or a downturn in this industry.

OUR QUARTERLY RESULTS ARE SIGNIFICANTLY AFFECTED BY MANY FACTORS, AND OUR RESULTS OF OPERATIONS FOR ANY ONE QUARTER ARE NOT NECESSARILY INDICATIVE OF OUR ANNUAL RESULTS OF OPERATIONS. THE COMPANY HAS A LIMITED OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY.  AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Our proposed operations are subject to a variety of unforeseen factors that could cause direct volatility in our earnings or cause our operation costs to increase, adversely impacting our operating results and possibly cause our business to fail. These include but are not limited to the following:

*    general economic trends or developments;
*    the prosperity of the educational industry;
*    technological developments; and
*    unforeseen industrial, political or social trends and developments.

Our results of operations in any one quarter are not necessarily  indicative of our annual results of  operations.  It is possible that we may never earn enough revenue to achieve  profitability.  An investment in our  securities  represents significant risk and you may lose all or part your entire investment.

(C) RISKS RELATED TO THE OWNERSHIP OF OUR  SECURITIES  AND RISKS RELATED TO THIS OFFERING

THE SALE OF OUR COMMON STOCK COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.  THIS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS IF INVESTORS ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

A sale of shares  under this  offering at any given time could cause the trading price of our common  stock to decline.  The sale of our common  stock under this offering  could make it more  difficult for us to sell equity  securities in the future  at a time and at a price  that we might  not  otherwise  want to  affect sales.

THE TRADING PRICE OF OUR COMMON STOCK MAY DECREASE DUE TO FACTORS BEYOND OUR CONTROL.  THESE FACTORS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS IF INVESTORS ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

The trading price of our common stock is subject to significant fluctuations due to a number of factors, including:

*    our status as a  development  stage  company with a limited  operating history
*    no  revenues  to date,  which  may  make  risk-averse  investors  more inclined  to sell  their  shares on the  market  more  quickly  and at greater  discounts  than may be the case with the shares of a seasoned issuer  in the  event  of  negative  news  or  lack  of  progress  and announcements of new products by us or our competitors
*    the timing and development of products and services that we may offer
*    general and industry-specific economic conditions
*    actual or anticipated fluctuations in our operating results
*    our capital commitments
*    the loss of any of our key management personnel

The sale or attempted sale of a large amount of common stock into the market may also have a significant impact on the trading price of our common stock.

Many of these  factors are beyond our control and may  decrease the market price of our common  stock,  regardless  of our  operating  performance.  In the past, securities class action litigation has often been brought against companies that experience  volatility in the market price of their  securities.  Whether or not meritorious,  litigation  brought against us could result in substantial  costs, divert management's attention and resources and harm our financial condition and results of operations.

WE DO NOT ANTICIPATE PAYING ANY DIVIDENDS IN THE FORESEEABLE  FUTURE,  WHICH MAY REDUCE THE RETURN ON YOUR INVESTMENT IN OUR COMMON STOCK.

To date,  the Company has not paid any cash  dividends  on its Common  Stock and does not anticipate paying any such dividends in the foreseeable future. Payment of future dividends will depend on earnings and the capital  requirements of the Company,  and  the  Company's  debt  facilities  and  other  factors  considered appropriate  by the  Company.  We cannot  guarantee  that we will,  at any time, generate  sufficient  profits  or  surplus  cash  that  would be  available  for distribution  as a dividend to the holders of our common  stock.  We plan to use any profits that we may generate, if we generate any profits at all, to fund our operations.  Therefore,  any  return on your  investment  would  derive  from an increase in the price of our stock, which may or may not occur.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES  OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST AND VOTING RIGHTS.

We will  need to raise  additional  capital  to fund our  business.  If we raise additional funds through the issuance of equity,  equity-related  or convertible debt  securities,  these  securities may have rights,  preferences or privileges senior to those of the holder of our common  stock.  The issuance of  additional common  stock or  securities  convertible  into common  stock will also have the effect of diluting  the  proportionate  equity  interest and voting power of our shareholder of our common stock.

OUR INCORPORATION DOCUMENTS AND NEVADA LAW INCLUDE PROVISIONS THAT MAY INHIBIT AN ATTEMPT BY OUR SHAREHOLDER TO CHANGE OUR DIRECTION OR MANAGEMENT, OR MAY INHIBIT A POSSIBLE TAKEOVER THAT THE SHAREHOLDER CONSIDERS FAVORABLE. THE OCCURRENCE OF SUCH EVENTS COULD LIMIT THE MARKET PRICE OF YOUR STOCK.

Our certificate of incorporation and bylaws contain  provisions that could delay or prevent a change in control of our company,  such as  prohibiting  cumulative voting in the election of  directors,  which would  otherwise  allow less than a majority of  shareholders  to elect  director  candidates.  In addition,  we are governed by the provisions of Section 203 of Nevada General Corporate Law. These provisions may prohibit a controlling shareholder from merging or combining with us, which may prevent or frustrate any attempt by our shareholders to change our management or the direction in which we are heading.  These and other provisions in our amended and restated  certificate of  incorporation  and bylaws and under Nevada law could  reduce the price  that  investors  might be willing to pay for shares of our common  stock in the future and result in the market  price  being lower than it would be without these provisions.

WE WILL NEED TO RAISE ADDITIONAL  CAPITAL AND, IN SO DOING,  WILL FURTHER DILUTE THE TOTAL NUMBER OF SHARES ISSUED AND OUTSTANDING.

We will need to raise  additional  capital,  in  addition  to the  financing  as reported in this registration  statement, by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this  additional  capital will be available and, if the capital is available at all,  that it will be available on terms  acceptable  to the Company.  The issuances of additional  equity  securities by the Company may result in a significant dilution in the equity interests of its current security holders.  Alternatively,  we may have to borrow  large  sums,  and  assume  debt obligations that require us to make substantial  interest and capital  payments. If we are able to raise additional  capital, we cannot assure that it will be on terms that enhance the value of our common  shares.  If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success of the Company will almost certainly be adversely affected.

WE ARE DEPENDENT ON OUR KEY PERSONNEL.

The Company's  success will largely rely on the efforts and abilities of our key personnel.  While the Company does not foresee any reason why such key personnel will not remain with the  Company,  if for any reason  they do not,  the Company could  be  adversely  affected.  The Company has not purchased key man life Insurance for any individual.

AN ACTIVE TRADING MARKET FOR OUR COMMON SHARES MAY NOT DEVELOP.

Our common  shares  are new issues of  securities  with no  established  trading markets or prior trading histories,  and there can be no assurance regarding the future  development of markets for our common shares,  the ability of holders of our common  shares to sell or the prices for which  holders  may be able to sell their holdings of our common shares. Furthermore,  the liquidity of, and trading markets  for,  our common  shares may be  adversely  affected  by changes in the educational industry and in the overall economy, as well as by any changes in our financial condition or results of operations.

CONTROL OF COMPANY BY EXISTING SECURITY HOLDER

After the Offering, the Company's Chief Executive Officer and Vice  President,  will beneficially own over 50% of the Company's outstanding Common Stock. The security holder will be able to continue to elect over a majority of the Company's directors and to determine the outcome of the  corporate  actions  requiring  shareholder  approval,  regardless of how additional security holders of the Company may vote.

OUR STOCK IS A PENNY STOCK.  TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK  REGULATIONS AND THE NASD'S SALES PRACTICE  REQUIREMENTS,  WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The  Company's  common  shares may be deemed to be "penny stock" as that term is defined in  Regulation  Section  "240.3a51-1"  of the  Securities  and  Exchange Commission (the "SEC").  Penny stocks are stocks:  (a) with a price of less than U.S.  $5.00  per  share;  (b) that are not  traded  on a  "recognized"  national exchange;  (c) whose  prices are not quoted on the  NASDAQ  automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above);  or (d) in issuers with net  tangible  assets of less than U.S.  $2,000,000  (if the issuer  has been in  continuous  operation  for at least  three  years)  or U.S. $5,000,000  (if in  continuous  operation  for less than three  years),  or with average revenues of less than U.S. $6,000,000 for the last three years.

Section  "15(g)"  of the  United  States  Securities  Exchange  Act of 1934,  as amended, and Regulation Section  "240.15g(c)2" of the SEC require broker dealers dealing  in  penny  stocks  to  provide  potential  investors  with  a  document disclosing  the risks of penny stocks and to obtain a manually  signed and dated written  receipt of the document  before  effecting any  transaction  in a penny stock for the investor's  account.  Potential  investors in the Company's common shares are urged to obtain and read such disclosure  carefully before purchasing any common shares that are deemed to be "penny stock".

Moreover,  Regulation Section  "240.15g-9" of the SEC requires broker dealers in penny  stocks to approve the account of any investor  for  transactions  in such stocks before selling any penny stock to that investor.  This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation,  investment experience and investment  objectives;  (b) reasonably  determine,  based on that  information,  that  transactions in penny stocks are  suitable  for the  investor  and that the  investor  has  sufficient knowledge and experience as to be reasonably  capable of evaluating the risks of penny stock  transactions;  (c) provide the  investor  with a written  statement setting  forth the basis on which the broker  dealer made the  determination  in (ii) above;  and (d) receive a signed and dated copy of such  statement from the investor  confirming  that  it  accurately  reflects  the  investor's  financial situation, investment experience and investment objectives. Compliance with these  requirements may make it more difficult for investors in the Company's common shares to resell their common shares to third parties or to otherwise dispose of them.  Security holders should be aware that,  according to Securities and Exchange  Commission Release No. 34-29093,  dated April 17, 1991, the market for penny stocks has suffered in recent years from  patterns of fraud and abuse. Such patterns include:

(i)   control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer
(ii)  manipulation of prices through  prearranged matching of purchases and sales and false and misleading press releases
(iii) boiler  room  practices  involving  high-pressure sales  tactics  and unrealistic price projections by inexperienced sales persons
(iv)  excessive and  undisclosed  bid-ask  differential  and  mark-ups  by selling broker-dealers
(v)   the  wholesale  dumping  of  the  same  securities  by  promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our  management  is aware of the abuses that have occurred  historically  in the penny stock market. Although we do not expect to be in a position to dictate the behavior  of the market or of  broker-dealers  who  participate  in the  market, management  will strive within the confines of practical  limitations to prevent the described patterns from being established with respect to our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus  contains  "forward-looking  statements"  that involve risks and uncertainties.  We use words such as "anticipate",  "expect",  "intend", "plan", "believe",  "seek" and  "estimate",  and  variations  of these words and similar expressions to identify such  forward-looking  statements.  You should not place too much reliance on these  forward-looking  statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements  for many  reasons,  including the risks faced by us described in the preceding  "Risk  Factors"  section  and  elsewhere  in this  prospectus.  These forward-looking statements address, among others, such issues as:

*    future earnings and cash flow
*    development projects
*    business strategy
*    expansion and growth of our business and operations
*    our estimated financial information

These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties, which could cause our actual results, performance and financial condition to differ materially from our expectation.

Consequently,  these cautionary  statements  qualify all of the  forward-looking statements made in this prospectus. We cannot assure you that the actual results or  developments  anticipated  by us will be realized or, even if  substantially realized,  that they would have the  expected  effect on us or our  business  or operations.

USE OF PROCEEDS

The shares of common stock covered by this prospectus are issued and outstanding and owned by the selling stockholders. Each of the selling stockholders will receive all of the net proceeds from the sale of shares by that stockholder. We will not receive any of the proceeds from the sale or other disposition of the shares common stock covered by this prospectus. We are responsible for the fees, costs and expenses of this offering.

DETERMINATION OF OFFERING PRICE

The $0.05 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock. If our common stock becomes quoted and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

DILUTION

The shares to be sold by the selling shareholders are shares of common stock that are currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

MARKET INFORMATION

There is no trading market for our Common Stock. To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an FINRA Market Maker to file our application on Form 211 with the FINRA, but as of the date of this prospectus, no filing has been made. We are not obligated to register any shares under the Securities Act for sale by security holders, although we are hereby filing this registration statement for the registration of 5,000,000 shares of Common Stock on behalf of the selling stockholders.

As of the date of this Prospectus, there were approximately 43 Shareholders of record of our common stock.

We have not declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance its operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

Securities Authorized For Issuance Under Equity Compensation Plan

As of June 30, 2010, we had no shares of common stock subject to any outstanding awards or available for future awards under equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

We caution readers that this Prospectus includes “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “intend,” “plan,” “envision,” “continue,” target,” “contemplate,” or “will” and similar words or phrases or corporate terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control.

Some of the factors that could affect our financial performance, cause actual results to differ from our estimates or underlie such forward-looking statements are set forth in various places in this Prospectus. These factors include, but are not limited to:

•       the success or failure of the Company’s efforts to successfully market the website and product matrix as scheduled;
•       the Company’s ability to attract, build, and maintain a customer base;
•       the Company’s ability to attract and retain quality employees;
•       the effect of changing economic conditions;
•       the ability of the Company to obtain adequate debt financing if only a fraction of this Offering is sold;

and other risks which are described under “RISK FACTORS” and which may be described in future communications to shareholders.  The Company makes no representation and undertakes no obligation to update the forward looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Recent Developments

GEENIUS, INC. commenced operations in February 2009 and is organized as a C corporation under the laws of the State of Nevada.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that GEENIUS, INC. will even operate profitably.

The company joined with its first National Partner, KCM Strategic Media Group (KCM/SMG) who will be helping GEENIUS develop powerful business strategies using viral marketing/technologies resulting in rapid revenue growth.  KCM/SMG is also a content creation service provider for the GEENIUS entrepreneurs, which help accelerate their time to market.

Results of Operations

For the period from February 20, 2009 (inception) through February 28, 2010, we had no revenue.  Expenses for the period from February 20, 2009 (inception) to February 28, 2010 totaled $160,825, resulting in a loss of $160,825.

Liquidity and Capital Resources

As of February 28, 2010, we had $5,775 in cash.

We are currently seeking funding for our plan of operations. We would like to raise a minimum of $100,000 and a maximum of $500,000 in order to continue our marketing plan and build a customer base. To achieve our goals, a large portion of the funds raised will be invested in advertising, marketing, and consulting fees. Our success is contingent upon having enough capital to build enough customers to support the business. We expect to raise additional funds within the next 6-8 months. A private placement is the most likely scenario for the company to achieve success in raising additional funds for its operations. There are no discussions with any parties at this point in time for additional funding; however, we will attempt to discuss our business plan with various brokers in the US.

The Company’s current cash on hand will not be sufficient to meet our working capital requirements for the next twelve month period.  However, completion of our plan of operations is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. Even without adequate revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to achieve our profit, revenue, and growth goals.

We anticipate that our operational, and general and administrative expenses for the next 12 months will total approximately $100,000.  We also do not expect any significant additions to the number of employees, unless financing is raised. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

Critical Accounting Policies

Derivative Liabilities

The Company reviews convertible debt, convertible preferred stock, any common stock purchase options or warrants and other freestanding derivative financial instruments at each balance sheet date and will classify them on the balance sheet as:

a)           Equity if they (i) require physical settlement or net-share settlement, or (ii) gives us a choice of net-cash settlement or settlement in our own shares (physical settlement or net-share settlement), or as

b)           Assets or liabilities if they (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control), or (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company will assess classification of these derivative financial instruments and other freestanding derivatives at each reporting date to determine whether a change in classification of assets and liabilities is required.

Share Based Payments

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of general and administrative expense.

New Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2010-06, “Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 amends ASC 820, “Fair Value Measurements” ("ASC 820") to require a number of additional disclosures regarding fair value measurements. The amended guidance requires entities to disclose the amounts of significant transfers between Level 1 and Level 2 of the fair value hierarchy and the reasons for these transfers, the reasons for any transfers in or out of Level 3, and information in the reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. The ASU also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. The amended guidance was effective for financial periods beginning after December 15, 2009, except the requirement to disclose Level 3 transactions on a gross basis, which becomes effective for financial periods beginning after December 15, 2010. ASU 2010-06 did not have a significant effect on the Company’s consolidated financial position or results of operations.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

BUSINESS

Corporate Background

GEENIUS, INC. commenced operations in February 2009 and is organized as a C corporation under the laws of the State of Nevada.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that GEENIUS, INC. will even operate profitably.

Private Placement

The Company is offering up to 5,000,000 Shares of Common Stock at a price of $.005 per Share, $0.001 par value.  Upon completion of the Offering 32,560,000 shares will be outstanding.  Each purchaser must execute a Subscription Agreement making certain representations and warranties to the Company, including such purchaser’s qualifications as an Accredited Investor as defined by the Securities and Exchange Commission in Rule 501(a) of Regulation D promulgated, or one of 35 Non-Accredited Investors that may be allowed to purchase Shares in this offering.  SEE “REQUIREMENTS FOR PURCHASERS.”

Business

GEENIUS, INC. (the “Company”), is a company that has a platform that networks knowledge, people and opportunity. Experts, authors and really anybody passionate about knowledge can become GEENIUS Entrepreneurs and generate significant income by publishing high valued digital content into the GEENIUS global knowledge network.  The Company’s legal structure was formed as a corporation under the laws of the State of Nevada on February 20, 2008 under the name Geenius, Inc.   Its principal offices are presently located at  4464 LONG LAKE RD, MELBOURNE, FLORIDA, 32934.  WWW.GEENIUS.COM The Company’s telephone number is 321-308-5330.  The CEO of the Company is Andres Rudmik, CEO

Operations

GEENIUS, INC., is a COMPANY that networks knowledge, people and opportunity. Experts, authors and really anybody passionate about knowledge can become GEENIUS Entrepreneurs and generate significant income by publishing high valued digital content into the GEENIUS global knowledge network.  We believe our company will produce consistently superior investment returns. We intend to create innovative opportunities to meet the increasing demand of sophisticated investors and shareholders for superior risk-adjusted investment returns.

Strategic Relationships and Customers

GEENIUS’ network business model is built on three levels.  GEENIUS will revenue share with the partner a portion of all business volume generated by the partner’s network of GPs and GEs.

•           Level 0- GEENIUS (See pg 6 for what GEENIUS provides)

•           Level 1- National Partner (NP)

•           Level 2- GEENIUS Partner (GP)

•           Level 3- GEENIUS Entrepreneur (GE)

National Partner

GEENIUS is building its world-wide knowledge network using hundreds of national partners (NP).  For instance, North America may have at least a dozen NPs situated in the major population regions, such as the North East US, California etc..  GEENIUS already has opened the Asian market with a NP in Singapore and will expand into other asian countries such as Korea, Japan, China etc.   The NP plays a pivotal role in building the global Knowledge Network.  A NP fulfills the following role:

•           GEENIUS business development within a region- sales

•           solicitation and incubation of new GEs - accountant managers

•           main liaison between GE and GEENIUS -

•           support in development of GE business plan and strategies

•           branding- logos, messaging, value proposition

•           support in the development of content - service provider

•           help drive traffic to new GE

•           help in developing other income sources such as advertising and affiliate programs

GEENIUS Partner

A successful GEENIUS Entrepreneur (GE) may decide to become a GEENIUS Partner (GP).  A GEENIUS Partner will help solicit and support other GE’s along with the National Partner.  The GEENIUS and the National Partner will share some of their revenue with the GP.  The level of revenue share with the new GP will vary depending on the amount of support they are able to provide to their GE network.

Revenue Sharing within the Partner Model

The basic revenue share model between GEENIUS and the GE is 50/50 of gross revenues, whether it be the direct sale of content, subscription to communities or advertising revenue.  GEENIUS will dispense funds to the partners involved with the communities from which the revenue was generated.  GEENIUS will ultimately retain approximately 30% of all revenues generated through the GEENIUS knowledge network.  GEENIUS manages all financial transactions for the global network, with a front end eCommerce engine, and a back-end accounting system for the disbursement of funds.  The GE will receive a monthly consolidated financial report showing all revenues and disbursements of funds.

Affiliate Program

All SMEs (subject matter experts) or authors will be able to post their content into the affiliate program database.  Other GEs can choose from this database, content that would complimentary and offer it for sale within their community.  The SME will have an agreed formula for revenue share with the GE.  This will enable the SME to sell their content in many different communities as well as enabling to GE to provide a richer library of content to their community users.  The affiliate revenue sharing is all taken from the 50% that is allocated to the GE.

Advertising Program

There are multiple levels of advertising available to the GEENIUS entrepreneur and advertiser. These three levels of advertising combine models from search engines like Google and socially targeted advertising networks seen in Facebook. (for more detail see section 13 )

Level 1: Search Engine Advertising

Targeted search engine-based advertising turns any content on the web into a contextual based revenue opportunity..

Level 2: Targeted Contextual Community Advertising

A company or even a GEENIUS entrepreneur has the ability to create an advertisement that would appear in certain GEENIUS communities based upon social content and user patterns.

Level 3: Affiliate Sponsorship Communities

Advertisers can create sponsored affiliate communities that appear within GEENIUS communities as specialty groups.

Introducing "Edutising" - Educational advertising

We believe that advertising doesn't have to be annoying or intrusive. People have just learned to ignore most of it anyway. GEENIUS allows advertisers to experience true ROI by creating educational value that thousands of members actually seek and desire through targeted placement.

National Partner: KCM Strategic Media Group

As GEENIUS’s first National Partner, KCM Strategic Media Group (KCM/SMG) will be helping GEENIUS develop powerful business strategies using viral marketing/technologies resulting in rapid revenue growth.  KCM/SMG is also a content creation service provider for the GEENIUS entrepreneurs, which help accelerate their time to market.

The world watched the internet bubble boom and bust before the year 2000.  Today, companies such as YouTube and FaceBook are leading a new generation of online ventures affectionately referred to in the industry as “Web 2.0”.  The question is, will media content rich and social networking sites be able to generate actual revenue?   KCM/SMG will work closely with GEENIUS to see this become a reality.

KCM/SMG will be launching several GEENIUS entrepreneurs by the end of 2008.  Revenue generation will begin shortly after launching these GEENIUS communities.

The Market
The creative economy is fueled by knowledge.  The possessors of high valued knowledge are everywhere, residing in individuals of all professions and walks of life.  It is people like Jinjee Talifero who last year pulled in $120,000 income in selling her e-book "The Garden Diet" or  like Aaron Wall who earned $300,000 selling his online ebook on "Search Engine Optimization".   GEENIUS goes beyond the eBook static content model, by packaging the digital content into its patented technology, a highly interactive knowledge transfer engine. Using the GEENIUS technology the person studying the content can easily achieve a high level of knowledge retention. This success motivates the person to learn more by buying other GEENIUS content.

Although GEENIUS can deliver value to an almost unlimited number of markets, we will put our initial efforts into the following markets:

Consumer

The emerging market on the Internet is the consumer market as demonstrated by the explosive growth of social networks such as MySpace, FaceBook and YouTube, and the growth of digital content portals such as iTunes. GEENIUS will approach the consumer market in a similar manner to how Apple approached the music market with iTunes. GEENIUS will sell high value consumer targeted learning content which utilizes a standard delivery format and technology. By a combination of first-to-market, ease of use, and quality content, GEENIUS will become a market leader. GEENIUS will deliver the same content to small hand held devices such as the iPod, and iPhone, as well as traditional computer devices used by consumers. As GEENIUS achieves wide spread adoption of its content format, it will become the de-facto consumer standard for accessing knowledge assets for the purpose of learning and leisure reading.

Competition

GEENIUS is developing a unique Web 3.0 business model based on the creation of GEENIUS Entrepreneurial business communities. Like all successful businesses, it will not be long before others will start to emulate GEENIUS and try to grab a share of this new market. The following is an analysis of likely competitors and the GEENIUS strategy to stay ahead in this market. (a more complete competitive analysis is available upon request)

Threats and Defense

1.           Large Marketplace Players

Threat - Large marketplace players such as Amazon.com and eBay have deep pockets and could go after this market. Google has a strong interest in having access to large storehouses of content such as images, videos, library of congress, map data etc. Google is also a player in the Web 2.0 social network space and could reposition these capabilities to compete with GEENIUS.

Defense - GEENIUS is targeting these players as possible suitors for a buy out. Our short term strategy is rapid gain in market share. By the time GEENIUS is on the radar screens of our competitors, they will be better off buying GEENIUS rather than competing.

The GEENIUS business plan places considerable investment into market penetration. GEENIUS is in the unique position of having robust, mature and patented technologies, allowing us to move rapidly into this new market.

2.           Web 2.0 Players

Threat - Companies such as MySpace, FaceBook and Ning are creating Web 2.0 collaborative communities. They are garnering mind share and attention on the Internet.  As these companies observe the rise of GEENIUS, they will try to emulate some of the GEENIUS capabilities.

Defense - These companies are focused on creating collaborative environments, not marketplaces, for products created by these communities . These communities lack the kinds of content creation and content delivery capabilities required to create high value training content. The GEENIUS positioning and business model will attract entrepreneurs who are not likely to view the MySpace, FaceBook and Ning style of collaborative environment as a platform for their business.

3.           Training Content Vendors

Threat - There are a large number of training content vendors, many focusing on niche markets. Most of these vendors have a singular focus which is selling their training courses.

Defense - These courses lack methods for knowledge transfer nor do they provide the opportunity for people to collaborate, rank courses and have discussions with the authors of these courses. These vendors are candidates to become GEENIUS ENTREPRENEURS. They would benefit significantly by converting their existing courses into the GEENIUS course delivery format, as well as using the GEENIUS Marketplace and communities.

4.           Book Publishers

Threat - They have large amount of existing content and may try to emulate the GEENIUS model.

Defense - Book publishers are very conservative and would not be well positioned to become GEENIUS competitors. A better strategy for many publishers would be to partner with GEENIUS so they and their authors could generate additional revenue by developing synopses of their books in the GEENIUS course format with the focus on knowledge transfer and application of the essential knowledge presented in the book.  We believe there is a significant opportunity for this value added offering.

5.           Competition for Customer Dollars

Threat - The competition for customer money, time and focus is already split among a large number of offerings for music, video, online bookstores. Will these customers be willing to consider the GEENIUS offerings and become GEENIUS customers?

Defense - GEENIUS is addressing a market for which there is no real viable alternative. For example, people passionate about their hobbies have almost nowhere to go to learn from master practitioners in their areas of interest.  Many people attend self-help seminars or read self-help books with very little real impact.  Imagine that these self-help books are augmented with GEENIUS training.  The potential to effect real change increases significantly.  Since the consumer is already spending time and money, all we need to do is to attach ourselves to leaders within this sector.  This will create an attractor for the whole industry to shift their strategy to include GEENIUS.

Technology, Competitive Advantage, Value Proposition

GEENIUS is based on proven and available technologies. It is our selection of certain key technologies that provides GEENIUS with a clear leadership position that will be hard to copy. The following is a summary of these technologies:

•           Portal - Provides the place where customers initially engage with GEENIUS communities. GEENIUS will outsource the selection and integration of portal and content management software to create this capability. Excellent open source technologies are available and will be considered to provide a low cost solution.

•           E-Commerce - Software that support online international commerce are readily available. GEENIUS will outsource the selection and integration of the e-commerce software to create its online marketplace.

•           Data Center - Today’s modern servers have sufficient horsepower to build the GEENIUS data centers at a very reasonable cost. We have engaged a data center consultant to provided estimates for data center costs which are included in our cash flow model.

The following are some of the unique capabilities of GEENIUS.

1.           GEENIUS will facilitate the development of online communities that integrate concepts from social networks, open source communities and online marketplaces.  A social network is a large community of users that network, collaborate and work together on projects using the Internet.

a)           The GEENIUS social network will enable experts, in virtually any field to create learning objects and deliver them to a worldwide audience.  These learning objects can range from courses on creativity, leadership, how to …, green architecture, skateboarding, poker, sales strategies, entrepreneurship etc.  There is virtually no end to number of learning objects that can be created.  A social network generally will have a rating system, which will allow the best-of-breed content to rise to the top.  Content will be made available to the marketplace where it could be sold as high valued learning objects .

b)           Entrepreneurial knowledge creation communities involve people with like interests to collaborate and develop unique high value learning objects. These communities choose whether their learning objects are freely available or sold in the GEENIUS Marketplace.

2.           GEENIUS ThinkTankTM is a specialized virtual community that is embedded with collaborative creative processes designed to produce innovative/breakthrough solutions.  GEENIUS ThinkTankTM  will include a white board environment for the posting of “napkin drawings”,  the scanning of innovations and trends throughout the world, and various other capabilities that will lead to design breakthroughs.  The GEENIUS ThinkTankTM will enable continuous innovation for groups and businesses that are looking for a true sustainable competitive advantage or attempting to solve immensely difficult and complex problems.  GEENIUS ThinkTankTM  opens the door for usage even if there is a lag in the development of relevant training material.

3.           Educational course content communities will operate on the open source model creating and sharing a growing diversity of high-value learning objects that can be used across a spectrum of student learning activities.

4.           GEENIUS community software contains a rich set of collaborative capabilities such as discussions, blogs, wikis, articles, websites, and a gallery.

5.           The GEENIUS platform contains tools to distill knowledge into powerful learning objects that can be delivered to create a true learning experience for users resulting in a 90%+ transfer of knowledge.

6.           GEENIUS will support open source knowledge creation and sharing communities with appropriate open source licenses that allows for free and open sharing of digital content while protecting GEENIUS from copyright issues.

7.           Open interfaces like those provided by Google, Amazon and eBay allow 3rd party developers to create Websites that tie into GEENIUS. For example, Amazon has over 500,000 3rd party developers that integrate small businesses into the Amazon online marketplace. Using this approach, book and media publishers will be able to make their content available on GEENIUS.

8.           GEENIUS can package its course content in self-contained courses/books for reading on portable devices such as iPhones or small format computer devices. Content is displayed using a standard Web browser running on that device.

Intellectual Property
None

Property
None

Employees

We currently have 2 full-time employees and one part-time employee.

Legal Proceedings

There are no pending legal proceedings to which we are a party is or in which to our knowledge any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

MANAGEMENT
Directors and Executive Officers

The following table sets forth certain information regarding the members of our board of directors and our executive officers as of the date of this Prospectus:

Name	Age	Title
Andres Rudmik	63	Chief Executive Officer, President
Tom Rudmik	56	Vice President, Director, Secretary

None of our directors or officers is a director in any other U.S. reporting companies. We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officer or director, is a party adverse to us or has a material interest adverse to us.

Bios

Andy Rudmik, President and CEO

University of Toronto, Ph.D. majors in Electrical Engineering and Computer Science

Employment

Dr. Andy Rudmik is the CTO of Profound Learning Systems, LLC with overall responsibility for the PLSystem R&D. Andy’s strengths are envisioning and planning for the future to have systems in place when the market timing is right for those systems. This ability to see the future has put PLS in the forefront of the product innovation curve.

Previously, at Modus Operandi (MO), a boutique software house, Andy was the Sr VP/Chief Scientist and Principal Investigator on a number of state of the art research projects with various Government Laboratories. His research interests included distributed systems, system modeling and model‐based software development. Andy was responsible for acquiring commercial business with Florida Power and Light in two highly competitive scenarios.

As a result of his efforts, MO landed two substantial contracts. The first project was a distributed power generation management system and the second, a web based load shedding system. During his tenure at MO, Andy demonstrated the ability to attract, hire and retain the brightest software developers. The unique mix of talent assembled in these teams provided a significant differentiation in completive bidding situations. Andy was the inventor and developer of an object‐oriented database that he brought to market. This innovative database product combined concepts from spreadsheets with databases to provide a rich set of data management and computational capabilities. At GTE, as a Senior Member of Staff, he quickly gained the respect of the corporate management for his deep technical expertise and his ability to see technology trends and their impact on business. For 18 months , Andy was on the corporate “Next Generation Network” planning team responsible for developing plans for future products and business opportunities. While at GTE, Andy was also at their research laboratory where he was the Principal Investigator on a major Compiler development project.

Dr. Rudmik taught Computer Science at Concordia, Montreal, Quebec and Queens University, Kingston Ontario. During this time he consulted for Amdahl Corp. and Nortel where he developed innovative compiler technologies to address challenging business application needs.

Professional

Andy has retained his love of teaching by holding an adjunct professorship at Florida Tech where he teaches one semester a year.

Over the years, Andy has published numerous papers for conferences, some of which are listed below.

• Presented paper “Organizational Brilliance, Creating Hyper Competitive Advantage” at ELearn 2003

• Over 20 research papers in software technologies including compiler theory, system modeling, and software development processes

• Member of NATO standards initiative for software engineering environments

• Member, American Society for Training & Development (ASTD)

• Board member of local entrepreneur group, Founders Forum Proprietary

Tom Rudmik, Vice President, Director

Tom Rudmik brings a blend of visionary leadership and pragmatic business experience to GEENIUS. Tom is a visionary who has learned how to attract other visionaries as  well as investment capital and has successfully built communities around his vision.

Education

1978. graduated University of Toronto ☐Honors B.Sc. and B.Ed. degrees

Tom has created over the years the I3 model that helps organizations and individuals develop their innovative and creative skills; the most highly sought aver attribute for the 21st century workplace. Tom is currently writing a book “A Vision Driven Life, seeing the invisible …doing the impossible”.

Employment

1978 ☐1985 ☐Teacher at Lincoln County Board of Education

1985☐1995 ☐ Superintendent at a private school in Toronto, Canada

Entrepreneurial Endeavors

1994☐1998 ☐CEO of Precious Life Saving Product (PLSP)

In 1994, Tom launched PLSP, a medical device company that had nothing more than a concept. Over a four year period, Tom took PLSP through the various stages of product development, clinical trials and ultimately obtaining FDA approval, all of this within a very tight timeline given to PLSP by the buyer of the technology.

1995 ☐2007 ☐ CEO and Founder of Master’s Academy and College Master’s is a K‐12, R&D school located in Calgary, Canada. Master’s vision is to produce “Profound Learning”, a 21st century learning model that elevates student learning to heights not achievable using the traditional industrial age assembly line approach, with the signature being innovation and creativity. To accomplish this vision, new system structures needed to be created or invented, one of them being the PLSystem®. Today Master’s is one of the highest performing schools in the province of Alberta. Tom’s vision is to effect change in education at a global level.

1998 ☐2007 ☐CEO and Founder of Profound Learning Systems Inc (PLS)

In 1998 Tom founded PLS with the express intent of developing breakthrough technologies to massively enhance human performance in learning. In 2000, Tom began to raise investment capital from angel investors to develop a knowledge retention system based on proven brain theory. The PLSystem®, through independent studies has proven to elevate learning performance, as measured by long term knowledge retention, from 5% to 90+%. This system of knowledge retention was patented in 2003 – US Patent #6,551,109 B. Over the past seven years Tom has raised over $6 million with the majority being used for product development. The PLS team has demonstrated commitment and perseverance over the years and has landed several clients including the Singapore government, Schlumberger, Boeing, NWEA to name a few.

Speaker and Facilitator

• Conducted an Educational conference (“How to Implement Real Change”) in Uganda, presented to the President and Cabinet of Uganda, as well as about 100 education leaders.

• Presented at the October 1999 Annual National Conference on Quality Education in Atlantic City, New Jersey.

Topic ☐ “Powerful Tools and Principles for Implementing Real Change”.

• Presented at the 9th International Conference on “Thinking and Breakthroughs” ‐ Aukland, New Zealand, January

2001 (1000 delegates representing 23 countries).

• Facilitator of highly acclaimed Designshop processes by MGTaylor Corp, used by leading corporations and organizations such as NASA, US military, World Economic Forum.

EXECUTIVE COMPENSATION

The table below sets forth information concerning compensation paid, earned or accrued by our chief executive officer (“Named Executive Officer”) for the last two fiscal years. No other executive officer earned compensation in excess of $100,000 during our 2009 fiscal year.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Andres Rudmik	2010	100,000	0	100,000
President and CEO	2009	100,000	0	100,000
Tom Rudmik,	2010	100,000	0	100,000
Vice President	2009	100,000	0	100,000

Employment Agreements
 None

Equity Awards

No stock options or stock appreciation rights were outstanding with respect to any of our directors or executive officers as of June1, 2010.

Andres Rudmik,

Tom Rudmik

Compensation of Directors
No compensation has been paid to any of our directors in consideration for their services rendered in their capacity as directors during our fiscal year ended December 30, 2009.

Director and Officer Liability Insurance

We currently have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, but have not done so to date due to our relatively small size.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a corporate governance committee.

Audit Committee. The members of our audit committee are Tom Rudmik and Andres Rudmik
Compensation Committee . The members of our compensation committee are Tom Rudmik and Andres Rudmik
Governance Committee . The members of our governance committee are  Tom Rudmik and Andres Rudmik

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of June 30, 2010, the number of shares of our common stock that are beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of our common stock; (ii) each executive officer and director of our company; and (iii) all executive officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 32,560,000 shares of our common stock issued and outstanding as of the date of this Prospectus. Unless otherwise indicated, the address of each person listed is Geenius, Inc. 4464 LONG LAKE RD, MELBOURNE, FLORIDA, 32934.  321-308-5330  WWW.GEENIUS.COM

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Tom Rudmik,		29.00%
Andres Rudmik,		29.00%
KCM Holdings, Inc.		0.799%

* Less than 1%

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 1,150,000,000 shares of common stock, par value $0.001 per share, of which 32,560,000 shares are issued and outstanding as of the date of this Prospectus. Each holder of our shares of our common stock is entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. Other than as provided below, there is no provision in our Certificate of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 1,150,000,000 shares of common stock, none of which is issued and outstanding, although we have an agreement to issue shares of Series A Preferred Stock. See “Business-Recent Developments and Change in Control- Private Placement”. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 50,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Transfer Agent

Holladay Stock Transfer
2939 N. 67th Place
Scottsdale, AZ 85251

SELLING SECURITY HOLDERS

The selling shareholders named in the table titled 'Selling Shareholders' are offering all of the shares of common stock offered through this prospectus. Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling security holders. None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. These shares may be sold by one or more of the following methods, without limitations

·	A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
·	Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
·	Ordinary brokerage transactions and transactions in which the broker solicits purchasers
·	Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Exchange Act until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder has, or had, any material relationship with our officers or directors. To our knowledge, no selling shareholder is affiliated with a broker/dealer.

The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. If and when our common stock becomes quoted on the OTC Bulletin Board, the shares owned by the selling shareholders may be sold in public market or in private transactions for cash at prices to be determined at that time. We will not receive any proceeds from the sale of the shares by the selling shareholders.

Based upon information available to us as of June 30, 2010 the following table sets forth the names of the selling shareholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling shareholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling shareholders. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling shareholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling shareholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable

	Common Shares Owned by the Selling Security	Number of Shares Offered By Selling	Percent of Total Issued and Outstanding Held After the Offering
Name of Selling Security Holders	Holder	Security Holder	% of Class

KCM Holdings	3,000,000	3,000,000.0799%
Andy Rudmik	11,000,000		.29%
Tom Rudmik	11,000,000		.29%
Sally Milz	10,000	10,000	.000333%
John F. Steen	30,000	30,000.001%
Leslie A. Steen	10,000	10,000	.000333%
John M. Steen	10,000	10,000	.000333%
Aubree A. Steen	10,000	10,000	.000333%
Sydney L. Steen	10,000	10,000	.000333%
Jason Milz	20,000	20,000	.000665%
James Barnett	10,000	10,000	.000333%
Greg Jones	100,000	100,000	.00333%
Guy Conley	10,000	10,000	.000333%
Brena Conley	10,000	10,000	.000333%
Marie Sommovigo	20,000	20,000	0.000665%
Joseph Sommovigo	20,000	20,000	0.006665%
Sherri Barnett	10,000	10,000	0.000333%
KCM Insurance Services	10,000	10,000	.000333%
Dave Alldredge	30,000	30,000	.0.01%
Christy Clark	40,000	40,000	.001333%
Donovan Clark	180,000	180,000	.001333%
James Nouri	100,000	100,000.001%
Kraig Vossekull	10,000	10,000	.000333%
Emerald Consulting	40,000	40,000	.001333%
KCM Trading Group	40,000	40,000	.001333%
Eric Snethkamp	100,000	100,000	.00333%
Robert Hall	10,000	10,000	.000333%
Dolores Hall	10,000	10,000	.000333%
KidEq	10,000	10,000	.000333%
Edward Ellison	10,000	10,000	.000333%
Heather Ellison	10,000	10,000	.000333%
Donald Klein	810,000	810,000	.000333%
Jamie Klein	125,000	125,000	.000333%
Matt Connor	465,000	465,000.0012%
Moon Tae	30,000	30,000.0001%
Klein Capital Management	2,900,000	2,900,000.089%
KCM Strategic Media	1,400,000	1,400,000.046%
Connor and Kirk	600,000	600,000.02%
John Steen	300,000	300,000.01%
Wanda Schelling	50,000	50,000.0005%
TOTAL	32,560,000	10,560,000.16%

PLAN OF DISTRIBUTION

No underwriters or brokers are involved or are expected to be involved in the distribution. A copy of this prospectus will be mailed to each selling security holder upon effectiveness. We will also mail copies of this prospectus to brokers and dealers who may reasonably be expected in the future to trade or make a market in our common stock. However, we do not anticipate that an active market for its common stock will develop in the near future, and there can be no assurance that a trading market will develop at any time.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may sell the shares from time to time:
·
In transactions on the Pink Sheets, the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

·	In private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;
·	At a price of $0.005 per share for the duration of the offering or until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices;
·	In negotiated transactions;
·	In a combination of such methods of sale; or
·	Any other method permitted by law.

The selling shareholders may affect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling shareholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

·	The market price of our common stock prevailing at the time of sale;
·	A price related to such prevailing market price of our common stock; or
·	Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We will cover all the expenses in connection with the registration of our common stock in this prospectus. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling shareholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling shareowners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations there under, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling shareholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling shareholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling shareholders that they may not:

·	Engage in any stabilization activity in connection with any of the shares;
·	Bid for or purchase any of the shares or any rights to acquire the shares;
·	Attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or
·	Effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling shareholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal. In the absence of the registration statement to which this prospectus is a part, certain of the selling shareholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

Penny Stock Regulations

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales. When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

LEGAL MATTERS

 Donald Mitchell Brown Esq. of McMullen Associates LLC, will opine upon the validity of the common stock offered by this prospectus.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The consolidated financial statements of Geenius, Inc as of and for the years ended February 28, 2009 and 2010 appearing in this prospectus have been audited by Berman & Company, P.A.. Independent Registered Public Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

AGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged Berman & Company, P.A.. of Boca Raton, Florida, as our principal independent registered public accountants as of February 28, 2009.We did not consult with Berman & Company, P.A.. regarding either the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements. Neither a written report nor oral advice was provided to us by Berman & Company, P.A.. that they concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. We did not consult Berman & Company, P.A.. regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K and related instructions.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. We believe that these indemnification provisions are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-1 (Commission file No. 333-132165), including exhibits, with the SEC with respect to the shares being offered in this offering. This prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. You may read and copy the registration statement and our other filed reports, proxy statements, and other information at the SEC's Public Reference Room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of the materials filed with the SEC can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

For further information about us and the securities being offered under this prospectus, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

Geenius, Inc.
(A Development Stage Company)
Financial Statements
November 30, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
Geenius, Inc.

We have audited the accompanying balance sheet of Geenius, Inc. (a development stage company) as of November 30, 2009, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from February 20, 2009 (inception) to November 30, 2009. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Geenius, Inc (a development stage company) as of November 30, 2009, and the results of its operations and its cash flows for the period from February 20, 2009 (inception) to November 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 5 to the financial statements, the Company has a net loss of $143,750 for the year ended November 30, 2009. This factor raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan in regards to these matters is also described in Note 5.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

Boca Raton, Florida
January 25, 2010

F1-1

Geenius, Inc.
(A Development Stage Company)
Balance Sheet
November 30, 2009

Assets
Current Assets
Cash	$2,600
Total Current Assets	2,600

Total Assets	$2,600

Stockholders' Equity

Stockholders' Equity
Convertible preferred stock, Series A, $0.001 par value,	$100,000
100,000,000 shares authorized, issued and outstanding
Convertible preferred stock, Series B, $0.001 par value,
50,000,000 shares authorized, none issued and outstanding	-
Common stock, $0.001 par value, 75,000,000 shares authorized;
30,000,000 shares issued and outstanding	30,000
Additional paid-in capital	20,100
Deficit accumulated during the development stage	(143,750)
Subscription receivable	(3,750)
Total Stockholders' Equity	$2,600

See accompanying notes to financial statements

F1-2

Geenius, Inc.
(A Development Stage Company)
Statement of Operations
For the Period from February 20, 2009 (inception) to November 30, 2009

General and administrative expenses	$143,750

Net loss	$(143,750)

Net loss per common share - basic and diluted	$(0.00)

Weighted average number of common shares outstanding
during the period - basic and diluted	29,162,088

See accompanying notes to financial statements

F1-3

Geenius, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the Period from February 20, 2009 (inception) to November 30, 2009

	Convertible Preferred Stock, Series A				Additional	Deficit		Total
	$0.001 Par Value		Common Stock, $0.001 Par Value		Paid In	Accumulated during	Subscription	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Development Stage	Receivable	Equity

Stocks issued for pre-incorporation services - founders ($0.001/share)	100,000,000	$100,000	25,000,000	$25,000	$-	$-	$-	$125,000

Contributed capital - related party	-	-	-	-	100	-	-	100

Stocks issued for consulting services ($0.005/share)	-	-	3,750,000	3,750	15,000	-	-	18,750

Stocks issued for cash in private placement ($0.005/share)	-	-	500,000	500	2,000	-	-	2,500

Stocks issued for subscription receivable ($0.005/share)	-	-	750,000	750	3,000	-	(3,750)	-

Net loss for the period from February 20, 2009 (inception) to November 30, 2009	-	-	-	-	-	(143,750)	-	(143,750)

Balance - November 30, 2009	100,000,000	$100,000	30,000,000	$30,000	20,100	$(143,750)	$(3,750)	$2,600

See accompanying notes to financial statements

F1-4

Geenius, Inc.
(A Development Stage Company)
Statement of Cash Flows
For the Period from February 20, 2009 (inception) to November 30, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(143,750)
Adjustments to reconcile net loss to net cash used in operating activities:
Convertible preferred stock issued for pre-incorporation services - founders	100,000
Common stock issued for pre-incorporation services - founders	25,000
Stock issued for services	18,750
Net Cash Used In Operating Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributed capital - related party	100
Stocks issued for cash in private placement	2,500
Net Cash Provided By Financing Activities	2,600

Net Increase in Cash	2,600

Cash - Beginning of Period	-

Cash - End of Period	$2,600

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$-
Interest	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Common stock issued for subscription receivable	$3,750

See accompanying notes to financial statements

F1-5

Geenius, Inc.
(A Development Stage Company)
Notes to Financial Statements
November 30, 2009

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Geenius, Inc. (the “Company”) was incorporated in the State of Nevada on February 20, 2009.  The Company is headquartered in Melbourne, Florida.

The Company intends to establish a web based platform where people can exchange ideas. Experts, authors and anybody passionate about knowledge can become GEENIUS members.

The Company’s fiscal year end is November 30.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan. The Company will look to obtain additional debt and/or equity related funding opportunities. The Company has not generated any revenues since inception.

Risks and Uncertainties

The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Such estimates and assumptions include a 100% valuation allowance for deferred taxes due to the Company’s continuing and expected future losses.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

F1-6

Geenius, Inc.
(A Development Stage Company)
Notes to Financial Statements
November 30, 2009
Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  The Company had no cash equivalents at November 30, 2009.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.  At November 30, 2009, there were no balances that exceeded the federally insured limit.

Derivative Liabilities

The Company reviews convertible debt, convertible preferred stock, any common stock purchase options or warrants and other freestanding derivative financial instruments at each balance sheet date and will classify them on the balance sheet as:

a)
Equity if they (i) require physical settlement or net-share settlement, or (ii) gives us a choice of net-cash settlement or settlement in our own shares (physical settlement or net-share settlement), or as

b)
Assets or liabilities if they (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control), or (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company will assess classification of these derivative financial instruments and other freestanding derivatives at each reporting date to determine whether a change in classification of assets and liabilities is required.

Earnings per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

For the period from February 20, 2009 (inception) to November 30, 2009, the Company had issued 100,000,000 shares of Series “A” convertible preferred stock, which was equivalent to 1,000,000,000 shares of common stock (10 for 1 conversion rights) that could potentially dilute future earnings (loss) per share; a separate computation of diluted earnings (loss) per share is not presented due to the Company’s net loss.

F1-7

Geenius, Inc.
(A Development Stage Company)
Notes to Financial Statements
November 30, 2009

Share Based Payments

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of general and administrative expense.

Income Taxes

The Company accounts for income taxes under the liability method.  Deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company uses a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments.  At November 30, 2009, the Company did not record any liabilities for uncertain tax positions.

Segment Information

During 2009, the Company only operated in one segment; therefore, segment information has not been presented.

Recent Accounting Pronouncements

Upon inception, the Company adopted an accounting standard update regarding the determination of the useful life of intangible assets. As codified in ASC 350-30-35, this update amends the factors considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under intangibles accounting. It also requires a consistent approach between the useful life of a recognized intangible asset under prior business combination accounting and the period of expected cash flows used to measure the fair value of an asset under the new business combinations accounting (as currently codified under ASC 850). The update also requires enhanced disclosures when an intangible asset’s expected future cash flows are affected by an entity’s intent and/or ability to renew or extend the arrangement. The adoption did not have a material impact on the Company’s financial statements.

F1-8

Geenius, Inc.
(A Development Stage Company)
Notes to Financial Statements
November 30, 2009

Effective June 30, 2009, the Company adopted a new accounting standard for subsequent events, as codified in ASC 855-10. The update modifies the names of the two types of subsequent events either as recognized subsequent events (previously referred to in practice as Type I subsequent events) or non-recognized subsequent events (previously referred to in practice as Type II subsequent events). In addition, the standard modifies the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statements are issued (for public entities) or available to be issued (for nonpublic entities). It also requires the disclosure of the date through which subsequent events have been evaluated. The update did not result in significant changes in the practice of subsequent event disclosures, and therefore the adoption did not have a material impact on the Company’s financial statements.

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

F1-9

Geenius, Inc.
(A Development Stage Company)
Notes to Financial Statements
November 30, 2009

Note 2 Fair Value

The Company has applied the guidance in ASC 820, and will categorize assets and liabilities recorded at fair value based upon the fair value hierarchy specified by GAAP.

The levels of fair value hierarchy are as follows:

•	Level 1 inputs utilize unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access;

•
Level 2 inputs utilize other-than-quoted prices that are observable, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs such as interest rates and yield curves that are observable at commonly quoted intervals; and

•	Level 3 inputs are unobservable and are typically based on our own assumptions, including situations where there is little, if any, market activity.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the Company categorizes such financial asset or liability based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Both observable and unobservable inputs may be used to determine the fair value of positions that are classified within the Level 3 category. As a result, the unrealized gains and losses for assets within the Level 3 category would be presented in a table, which may include changes in fair value that were attributable to both observable and unobservable inputs.

There were no instruments requiring a fair value classification at November 30, 2009.

Note 3 Income Taxes

The Company recognized deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  The Company will establish a valuation allowance to reflect the likelihood of realization of deferred tax assets.

F1-10

Geenius, Inc.
(A Development Stage Company)
Notes to Financial Statements
November 30, 2009

The Company has a net operating loss carryforward, for tax purposes, totaling $0 at November 30, 2009 expiring through the year 2029.  Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).  Significant deferred tax assets at November 30, 2009 are as follows:

Gross deferred tax assets:
Net operating loss carryforwards	$-
Total deferred tax assets	-
Less: valuation allowance	-
Net deferred tax asset recorded	$-

The valuation allowance at February 20, 2009 (inception) was $0. The net change in valuation allowance during the period ended November 30, 2009 was $0.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of November 30, 2009.

The actual tax benefit differs from the expected tax benefit for the year ended November 30, 2009 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes) are as  follows:

Expected tax expense (benefit)	$(48,875)
Stock issued for services	48,875
Change in valuation allowance	-
Actual tax expense (benefit)	$-

Note 4 Stockholders’ Equity

(A) Preferred and Common Stock Issuances

In March 2009, the Company issued 100,000,000 shares of Series “A” convertible preferred stock and 25,000,000 shares of common stock to its founder, having a fair value of $125,000 ($0.001/share), based upon the fair value of the services provided, for pre-incorporation services rendered.  The fair value of the services provided reflected a more readily determinable fair value than the shares issued. The Company expensed this stock issuance as a component of general and administrative expense.

F1-11

Geenius, Inc.
(A Development Stage Company)
Notes to Financial Statements
November 30, 2009

In connection with the issuance of the Company’s Series “A” convertible preferred stock, the Company determined that there were no provisions that would require bifurcation of the embedded conversion option for these instruments to be classified as derivative financial instruments.  Additionally, the Company also determined under ASC 470, “Debt with Conversion and Other Options”, which the recognition of a beneficial conversion feature was not required since the market price was less than the conversion price.

In March 2009, the Company issued 3,750,000 shares of common stock to consultants for services rendered having a fair value of $18,750 ($0.005/share), based upon the fair value of the services rendered.  The Company expensed this stock issuance as a component of general and administrative expense.

In September 2009, the Company issued 500,000 shares of common stock for $2,500 ($0.005/share), to third party investors in a private placement.

In September 2009, the Company issued 750,000 shares of common stock for subscription receivables for $3,750 ($0.005/share), to third party investors in a private placement.  The full amount was collected on December 23, 2009.

(B) Convertible Preferred Stock

The Company’s outstanding Series A, convertible preferred stock has the following provisions, rights and preferences:

(1)	Voting rights – 10:1.
(2)	Conversion rights -10:1.

The Company’s outstanding Series B, convertible preferred stock has the following provisions, rights and preferences:

(1)	Voting rights – 1:1.
(2)	Conversion rights -1:1.

Note 5 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $143,750 for the period ended November 30, 2009. The Company has not generated any revenues since inception and is in the development stage.

For the period ended November 30, 2009, the Company while reflecting positive working capital and no current liabilities, does not yet have any history of financial stability or sources of cash that can be relied upon to sustain operations for current and expected future growth.

These factors, among others, raise doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

F1-12

Geenius, Inc.
(A Development Stage Company)
Notes to Financial Statements
November 30, 2009

In response to these problems, management has taken the following actions:

•           seeking additional third party debt and/or equity financing; and

•           locating strategic parties to assist in the implementation of the business plan

The Company does not believe its current cash position will be sufficient to sustain long term operations; however, sufficient cash currently exists to satisfy all known short term obligations.  In implementing the business plan, the Company intends to raise additional funds through debt or equity raises.

Note 6 Subsequent Events

The Company performed a review of subsequent events through January 25, 2010, the date the financial statements were issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure were made.

In December 2009, the Company entered into an exclusive five year license agreement with a third party for the creation of web based software technology.  Effective January 1, 2010, the Company is required to pay fees to the software provider up to $1,000,000 as follows:

●	10% of gross revenues earned by the Company. These are considered royalty fees.
●	10% of all proceeds raised in any financing. These fees will be considered a direct offering cost.

The Company will be required to pay $1,000,000 less any fees previously paid by December 2014. The agreement provides for additional royalty payments after the payment of the initial $1,000,000 based upon cumulative revenues earned on a rolling quarterly basis.

F1-13

GEENIUS, Inc.
(A Development Stage Company)
Financial Statements
February 28, 2010
(Unaudited)

CONTENTS

Page(s)

Balance Sheets – As of February 28, 2010 (Unaudited) and
November 30, 2009 (Audited)	F2-1

Statements of Operations –
For the three months ended February 28, 2010, the period
February 20, 2009 (Inception) to February 28, 2009, and
from February 20, 2009 (Inception) to February 28, 2010 (Unaudited)	F2-2

Statement of Changes in Stockholders’ Equity (Deficit) –
From February 20, 2009 (Inception) to February 28, 2010 (Unaudited)	F2-3

Statements of Cash Flows –
For the three months ended February 28, 2010,
from February 20, 2009 (Inception) to February 28, 2009, and
from February 20, 2009 (Inception) to February 28, 2010 (Unaudited)	F2-4

Notes to Financial Statements (Unaudited)	F2-5 - F2-9

Geenius, Inc.
(A Development Stage Company)
Balance Sheet

	February 28, 2010	November 30, 2009
	(Unaudited)	(Audited)
Assets
Current Assets
Cash	$5,775	$2,600
Total Current Assets	5,775	2,600

Total Assets	$5,775	$2,600

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable	$16,500	-
Total Current Liabilities	16,500	-

Stockholders' Deficit
Convertible preferred stock, Series A, $0.001 par value,	$100,000	$100,000
100,000,000 shares authorized, issued and outstanding
Convertible preferred stock, Series B, $0.001 par value,
50,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 1,150,000,000 shares authorized;
30,000,000 shares issued and outstanding	3,000	3,000
Additional paid-in capital	47,100	47,100
Deficit accumulated during the development stage	(160,825)	(143,750)
Subscription receivable	-	(3,750)
Total Stockholders' Deficit	(10,725)	2,600

Total Liabilities and Stockholders' Deficit	$5,775	$2,600

See accompanying notes to financial statements

F2-1

Geenius, Inc.
(A Development Stage Company)
Statement of Operations
(Unaudited)

		For the Period from
	For the Three Months	February 20, 2009 (Inception)
	Ended February 28, 2010	to February 28, 2010

Operating expenses

General and administrative expenses	$17,075	$160,825

Net loss	$(17,075)	$(160,825)

Net loss per common share - basic and diluted	$(0.00)	$(0.01)

Weighted average number of common shares outstanding
during the period - basic and diluted	30,000,000	28,982,664

See accompanying notes to financial statements

F2-2

Geenius, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the Period from February 20, 2009 (inception) to February 28, 2010

								Total
	Convertible Preferred Stock, Series A				Additional	Deficit		Stockholders'
	$0.0001 Par Value		Common Stock, $0.0001 Par Value		Paid In	Accumulated during	Subscription	Equity
	Shares	Amount	Shares	Amount	Capital	Development Stage	Receivable	(Deficit)

Stocks issued for pre-incorporation services - founders ($0.001/share)	100,000,000	$100,000	25,000,000	$2,500	$22,500	$-	$-	$125,000

Contributed capital - related party	-	-	-	-	100	-	-	100

Stocks issued for consulting services ($0.005/share)	-	-	3,750,000	375	18,375	-	-	18,750

Stocks issued for cash in private placement ($0.005/share)	-	-	500,000	50	2,450	-	-	2,500

Stocks issued for subscription receivable ($0.005/share)	-	-	750,000	75	3,675	-	(3,750)	-

Net loss for the period from February 20, 2009 (inception) to November 30, 2009	-	-	-	-	-	(143,750)	-	(143,750)

Balance - November 30, 2009	100,000,000	100,000	30,000,000	3,000	47,100	(143,750)	(3,750)	2,600

Net loss for the three months ended February 28, 2010	-	-	.	-	-	(17,075)	3,750	(13,325)

Balance - February 28, 2010	100,000,000	$100,000	30,000,000	$3,000	$47,100	$(160,825)	$-	$(10,725)

See accompanying notes to financial statements

F2-3

Geenius, Inc.
(A Development Stage Company)
Statement of Cash Flows
(Unaudited)

		For the Period from
	For the Three Months	February 20, 2009 (Inception)
	Ended February 28, 2010	to February 28, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,075)	$(160,825)
Adjustments to reconcile net loss to net cash used in operating activities:
Convertible preferred stock issued for pre-incorporation services - founders	-	100,000
Common stock issued for pre-incorporation services - founders	-	25,000
Stock issued for services	-	18,750
Changes in Operating Assets and Liabilities:
Increase in accounts payable	16,500	16,500
Net Cash Used In Operating Activities	(575)	(575)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributed capital - related party	-	100
Stocks issued for cash in private placement	3,750	6,250
Net Cash Provided By Financing Activities	3,750	6,350

Net Increase in Cash	3,175	5,775

Cash - Beginning of Period	2,600	-

Cash - End of Period	$5,775	$5,775

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$-	$-
Interest	$-	$-

See accompanying notes to financial statements

F2-4

GEENIUS, Inc.
(A Development Stage Company)
Notes to Financial Statements
February 28, 2010
(Unaudited)

Note 1 Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

The unaudited interim financial statements should be read in conjunction with the Company’s Annual Report on Form S-1, which contains the audited financial statements and notes thereto, together with the Management’s Discussion and Analysis, for the period ended November 30, 2009.  The interim results for the period ended February 28, 2010 are not necessarily indicative of results for the full fiscal year.

Note 2 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Geenius, Inc. (the “Company”) was incorporated in the State of Nevada on February 20, 2009.  The Company is headquartered in Melbourne, Florida.

The Company intends to establish a web based platform where people can exchange ideas. Experts, authors and anybody passionate about knowledge can become GEENIUS members.

The Company’s fiscal year end is November 30.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan. The Company will look to obtain additional debt and/or equity related funding opportunities. The Company has not generated any revenues since inception.

Risks and Uncertainties

The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

F2-5

GEENIUS, Inc.
(A Development Stage Company)
Notes to Financial Statements
February 28, 2010
(Unaudited)

Such estimates and assumptions include a 100% valuation allowance for deferred taxes due to the Company’s continuing and expected future losses.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Derivative Liabilities

The Company reviews convertible debt, convertible preferred stock, any common stock purchase options or warrants and other freestanding derivative financial instruments at each balance sheet date and will classify them on the balance sheet as:

a)
Equity if they (i) require physical settlement or net-share settlement, or (ii) gives us a choice of net-cash settlement or settlement in our own shares (physical settlement or net-share settlement), or as

b)
Assets or liabilities if they (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control), or (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company will assess classification of these derivative financial instruments and other freestanding derivatives at each reporting date to determine whether a change in classification of assets and liabilities is required.

Earnings per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

For the period from February 20, 2009 (inception) to February 28, 2010, the Company had issued 100,000,000 shares of Series “A” convertible preferred stock, which was equivalent to 1,000,000,000 shares of common stock (10 for 1 conversion rights) that could potentially dilute future earnings (loss) per share; a separate computation of diluted earnings (loss) per share is not presented due to the Company’s net loss.

F2-6

GEENIUS, Inc.
(A Development Stage Company)
Notes to Financial Statements
February 28, 2010
(Unaudited)

Share Based Payments

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of general and administrative expense.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2010-06, “Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 amends ASC 820, “Fair Value Measurements” ("ASC 820") to require a number of additional disclosures regarding fair value measurements. The amended guidance requires entities to disclose the amounts of significant transfers between Level 1 and Level 2 of the fair value hierarchy and the reasons for these transfers, the reasons for any transfers in or out of Level 3, and information in the reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. The ASU also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. The amended guidance was effective for financial periods beginning after December 15, 2009, except the requirement to disclose Level 3 transactions on a gross basis, which becomes effective for financial periods beginning after December 15, 2010. ASU 2010-06 did not have a significant effect on the Company’s consolidated financial position or results of operations.

Note 2 Stockholders’ Deficit

(A) Preferred and Common Stock Issuances

In March 2009, the Company issued 100,000,000 shares of Series “A” convertible preferred stock and 25,000,000 shares of common stock to its founder, having a fair value of $125,000 ($0.001/share), based upon the fair value of the services provided, for pre-incorporation services rendered.  The fair value of the services provided reflected a more readily determinable fair value than the shares issued. The Company expensed this stock issuance as a component of general and administrative expense.

In connection with the issuance of the Company’s Series “A” convertible preferred stock, the Company determined that there were no provisions that would require bifurcation of the embedded conversion option for these instruments to be classified as derivative financial instruments.  Additionally, the Company also determined under ASC 470, “Debt with Conversion and Other Options”, which the recognition of a beneficial conversion feature was not required since the market price was less than the conversion price.

F2-7

GEENIUS, Inc.
(A Development Stage Company)
Notes to Financial Statements
February 28, 2010
(Unaudited)

In March 2009, the Company issued 3,750,000 shares of common stock to consultants for services rendered having a fair value of $18,750 ($0.005/share), based upon the fair value of the services rendered.  The Company expensed this stock issuance as a component of general and administrative expense.

In September 2009, the Company issued 500,000 shares of common stock for $2,500 ($0.005/share), to third party investors in a private placement.

In September 2009, the Company issued 750,000 shares of common stock for subscription receivables of $3,750 ($0.005/share), to third party investors in a private placement.  The full amount was collected on December 23, 2009.

(B) Convertible Preferred Stock

The Company’s outstanding Series A, convertible preferred stock has the following provisions, rights and preferences:

(1)	Voting rights – 10:1.
(2)	Conversion rights -10:1.

The Company’s outstanding Series B, convertible preferred stock has the following provisions, rights and preferences:

(1)	Voting rights – 1:1.
(2)	Conversion rights -1:1.

Note 3 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $17,075 and net cash used in operations of $575 for the three months ended February 28, 2010; and a working capital deficit and stockholders’ deficit of $10,725 and a deficit accumulated during the development stage of $160,825 at February 28, 2010. The Company has not generated any revenues since inception and is in the development stage.

These factors, among others, raise doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.
In response to these problems, management has taken the following actions:

•           seeking additional third party debt and/or equity financing; and

•           locating strategic parties to assist in the implementation of the business plan

The Company does not believe its current cash position will be sufficient to sustain long term operations; however, sufficient related party funding exists to satisfy all known short term obligations.  In implementing the business plan, the Company intends to raise additional funds through debt or equity raises.

F2-8

GEENIUS, Inc.
(A Development Stage Company)
Notes to Financial Statements
February 28, 2010
(Unaudited)

Note 4 Commitments

In December 2009, the Company entered into an exclusive five year license agreement with a third party for the creation of web based software technology.  Effective January 1, 2010, the Company is required to pay fees to the software provider up to $1,000,000 as follows:

●	10% of gross revenues earned by the Company. These are considered royalty fees.
●	10% of all proceeds raised in any financing. These fees will be considered a direct offering cost.

The Company will be required to pay $1,000,000 less any fees previously paid by December 2014. The agreement provides for additional royalty payments after the payment of the initial $1,000,000 based upon cumulative revenues earned on a rolling quarterly basis.

Note 5 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of February 28, 2010 and May 17, 2010, the date the financial statements were issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure have been made.

In March 2010, the Company increased the total authorized shares of the Company’s common stock to 1,150,000,000 shares.

In March 2010, the Company issued 2,300,000 shares of common stock in exchange for professional fees paid on behalf of the Company having a fair value of $11,500 ($0.005/share), based upon recent cash offerings to third parties.   The Company expensed this stock issuance as a component of general and administrative expense.

In April 2010, the Company issued 230,000 shares of common stock in exchange for professional fees paid on behalf of the Company having a fair value of $1,150 ($0.005/share), based upon recent cash offerings to third parties.   The Company expensed this stock issuance as a component of general and administrative expense.

F2-9

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange Commission registration fee	$1.78
Legal fees and expenses (1)	7,500.00
Accounting fees and expenses (1)	4,000.00
Printing expenses	1,000.00
Blue sky fees and expenses	N/A
Transfer agent and registrar fees and expenses	N/A
Miscellaneous	—

Total	$12,501.78

(1) Estimated.

Item 14. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES.

This offering was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in this offering were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description

3.1	Certificate of Incorporation (1)

3.2	Articles of Amendment to Articles of Incorporation (2)

3.3	Bylaws (1)

Opinion of McMullen Associates LLC
5.1
Form of Subscription Agreement for the Private Placement (3)

5.2	Consulting Agreement KCM Holdings, Inc

5.3	Consent of Berman & Company, P.A.

23.1	Consent of McMullen Associates LLC

23.2	Debt to Equity KCM Holdings, Inc.)

23.3	Debt to Equity KCM Capital Management

23.4	Debt to Equity Connor and Kirk

23.5	Debt to Equity John Steen, CPA

23.6	Debt to Equity Wanda Schelling

Item 17. Undertakings

The undersigned Company hereby undertakes to:

1)	File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii)	Include any additional or changed material information on the plan of distribution.

2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, the State of Florida, in the United States of America, on the 25th day of June, 2010.

GEENIUS, INC
By:	/s/ TomRudmik
Tom Rudmik Vice President (Director)

By:	/s/ Andres Rudmik
Andres Rudmik Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Tom Rudmik	Vice President, Director	June 30, 2010
Tom Rudmik	(vice president)

/s/ Andres Rudmik	CEO and President	June 30, 2010
Andres Rudmik	(principal executive officer)